SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas  76102
    (Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code   817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement.

On February 19, 2013, Wound Management Technologies, Inc. (the “Company”) issued two convertible promissory notes (the “Notes”), each in the principal amount of $250,000. The Notes were issued to Solomon Oden Howell, Jr. and the James W. Stuckert Revocable Trust, each a current shareholder of the Company. Each of the Notes carries an interest rate of 10% per annum, and all principal and accrued but unpaid interest under the Notes is due and payable upon achievement by the Company of certain revenue targets under existing international distribution agreements. Additionally, all principal and accrued but unpaid interest under the Notes may be converted, at the option of the holder, into shares of the Company’s common stock at a conversion price of $.07 per share, or into an equivalent number of shares of the Company’s Series C Preferred Stock.

Item 9.01.                       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Convertible Promissory Note

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: March 21, 2013
By: /s/ Robert Lutz, Jr.
Robert Lutz, Jr., Chief Executive Officer